UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

MERCER INTERNATIONAL INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-51826	47-0956945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (604) 684-1099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MERC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 21, 2022, certain Canadian subsidiaries (the "Loan Parties") of Mercer International Inc. (the "Company") entered into a new CDN$160 million joint asset-backed revolving credit facility (the "New Facility") with a group of leading North American bank lenders. The New Facility, which will be used for general corporate purposes, replaces two existing revolving credit facilities of certain of the Loan Parties aggregating CDN$100 million.

The terms of the New Facility include among others:

•	A term of five years.
•	The facility is secured by substantially all of the assets of the Loan Parties.
•

The interest payable on loans under the facility will be determined by reference to the Prime Rate, the BA Rate, the Base Rate or Adjusted Term SOFR plus a margin, depending on the leverage ratio, as defined in the New Facility.

•

The facility contains customary restrictive covenants, which, among other things, govern the ability of the Loan Parties thereunder to incur liens, sell assets, incur indebtedness, make investments, make distributions and change their respective businesses. The facility also contains customary representations, warranties, information undertakings and events of default.

Availability of the New Facility is based on a borrowing base.

The description of the New Facility contained herein does not purport to be complete and is qualified in its entirety by reference to the New Facility that will be filed as an exhibit to the Company's report on Form 10-K for the year ended December 31, 2021.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.Regulation FD Disclosure

On January 21, 2022, the Company issued a press release announcing the closing of the New Facility.  The full text of the press release is being furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the press release is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of the Company dated January 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCER INTERNATIONAL INC.

Date: January 21, 2022	By:	/s/ David K. Ure
David K. Ure
Chief Financial Officer

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